CLAIM PURCHASE AGREEMENT

THIS AGREEMENT made as of February 13, 2004

BETWEEN:

Jody Dahrouge and Jeff Reeder, geologists,

having an office at 18-10509 81st Ave.,

Edmonton, Alberta T6E 1X7

(hereinafter collectively called the "Vendor")

- and -

Strathmore Minerals Corp.

a company existing under the laws

of the Province of British Columbia

(hereinafter called the "Purchaser")

WHEREAS the Vendor has identified and has the full right to deal with the Dieter Lake Uranium Deposit encompassing approximately 8,000 hectares located in north central Quebec (hereinafter collectively called the "Claims") as listed on Schedule A attached hereto;

AND WHEREAS the parties hereto have agreed that the Purchaser shall purchase the Claims from the Vendor and the Vendor shall sell the Claims to the Purchaser upon the terms hereinafter set out;

NOW THEREFORE the parties covenant and agree as follows:

1.

Purchase and Sale

(a)

The Vendor hereby sells, assigns and transfers the Claims and all his interest therein to the Purchaser and the Purchaser hereby purchases from the Vendor, free and clear of all liens, encumbrances and adverse claims, the Claims.

(b)

The sale of the Claims is conditional upon such sale being approved by the TSX Venture Exchange (the “Exchange”).

2.

Purchase Price

The Purchaser shall, within 21 days of the Completion Date, issue to the Vendor 200,000 common shares of the Purchaser and upon the first anniversary of the Completion Date (subject to paragraph 9) 100,000 common shares of the Purchaser.

3.

Title to Vest

Full right, title and interest in the Claims shall vest in the Purchaser upon the making of the aforesaid payment of 200,000 common shares.

4.

Representations and Warranties of the Vendor

The Vendor represents and warrants to the Purchaser that:

(a)

the Vendor has the right to enter into this Agreement to sell and assign an undivided 100% interest in the Claims absolutely in accordance with the terms of this Agreement;

(b)

the Claims have been properly recorded in compliance with the laws of Quebec and there are no know disputes over the title, staking or recording of such mineral claims;

(c)

the Claims are in good standing and to the best knowledge of the Vendor are free and clear of any liens or charges of any nature or kind whatsoever except for any royalties or reservations under applicable laws or regulations in favour of the governmental authority or authorities granting the mineral claims; and

(d)

the Vendor has not done anything whereby the Claims may be in any way encumbered.

5.

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Vendor that:

(a)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with the charter documents of the Purchaser or any contract or other commitment to which the Purchaser is party; and

(b)

the execution of this Agreement and the performance of its terms have been duly authorized by all necessary corporate actions of the Purchaser.

6.

Covenants of Vendor

The Vendor, prior to the Completion Date, shall cause the Claims to be duly registered in the name of the Purchaser and shall provide the Purchaser with documentation regarding the due registration of title to the Claims in the name of the purchaser.

7.

Covenants of Purchaser

The Purchaser, prior to the Completion Date, shall pay all costs associated with the registration and holding of the Claims.

8.

Completion Date

The Completion Date shall be the later of the day that the Purchaser has obtained Exchange approval to the purchase and the day the Vendor has delivered to the Purchaser a geological summary of the Claims and documentation regarding the due registration of title to the Claims in the name of the purchaser.

9.

Option and Abandonment of Claims

The Purchaser shall have the right at any time and from time to time to abandon the purchase of the Claims and in such event will be under no further obligation to the Vendor, except upon such abandonment, the Purchaser shall deliver to the Vendor duly executed conveyances of all right, title and interest of the Purchaser in the Claims.

10.

Claims in Good Standing

Any Claims reconveyed to the Vendor shall be in good standing for 30 days after such reconveyance.

11.

Notices

Any notice or communication or payment to the parties under this Agreement may be given or made by mailing the same by prepaid, registered mail to such party, addressed as follows:

To the Vendor:

Jody Dahrouge

Jeff Reeder

18-10509 81st Ave.,

Edmonton, Alberta

T6E 1X7

Fax:

To the Purchaser:

Strathmore Minerals Corp.

Suite 810 – 1708 Dolphin Ave

Kelowna, BC

V1Y 9S4

Fax: (250) 868-8493

or to such address as either party may designate for itself or himself from time to time, and such notice or communication or payment shall be deemed to have been received at the latest on the fifth business day following the mailing thereof.

12.

Confidentiality

The Vendor shall not, without the express written consent of the Purchaser, disclose to any third party any confidential information concerning the Claims or any operations thereon, nor shall the Vendor buy, sell or otherwise deal in the shares of the Company while any material, confidential information in the possession of the Vendor relating to this Agreement or the Claims remains undisclosed to the general public.

13.

Regulatory Approval

This Agreement is subject to the prior approval of the Exchange.  The parties shall use their best efforts to obtain such approval as soon as reasonably possible after the Completion Date.

14.

Further Acts

The Parties shall do all such acts and execute all such transfers and any other documents as required to carry out the intent of this Agreement.

15.

Assignment

The Vendor may not assign this Agreement or pledge or encumber any part of his interest in it without the prior written consent of the Purchaser which shall not be unreasonably withheld.

16.

Additional Shares

In the event that a resource of more than 60 million pounds contained U3O8 is confirmed to exist in the Dieter Lake Uranium Deposit as documented within a geological report prepared in accordance with National Policy 43-101, the Purchaser shall, subject to the approval of the Exchange, pay to the Vendor as additional consideration for the Claims, 200,000 common shares in the capital stock of the Company. The Company will file the report with the Exchange forthwith upon receipt and upon Exchange approval issue the shares within 60 days of such approval. In the event that the shares are not issued within 60 days of exchange approval, the Purchaser shall reconvey the claims to the Vendor.

17.

Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior oral or written understandings, agreements or contracts with respect thereto. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

18.

Counterparts

This agreement may be signed by the parties in as many counterparts as may be necessary and by facsimile, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth below.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of February 13, 2004.

SIGNED, SEALED and DELIVERED

)

in the presence of:

)

)

Name

)

Jody Dahrouge

)

Address

)

)

SIGNED, SEALED and DELIVERED

)

in the presence of:

)

)

Name

)

Jeff Reeder

)

Address

)

)

STRATHMORE MINERALS CORP.

By its Authorized Signatory:

Schedule A